As filed with the Securities and Exchange Commission on August 12, 2020

Registration No. 333-240316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AYRO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices) (Zip Code)

AYRO, Inc. 2020 Long-Term Equity Incentive Plan

(Full title of the Plan)

Rodney C. Keller, Jr.

President and Chief Executive Officer

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Name and address of agent for service)

512-994-4917

(Telephone number, including area code, of agent for service)

Copy to:

Rick A. Werner, Esq.

Matthew L. Fry, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Telephone: (212) 659-7300

Facsimile: (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

AYRO, Inc. (the “Company”) is filing this Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-240316) for the sole purpose of filing Exhibit 23.4 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly Part I has not been included herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date
4.1	Amended and Restated Certificate of Incorporation, effective May 28, 2020		Form 8-K (Exhibit 3.2)	05/29/20

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective May 28, 2020		Form 8-K (Exhibit 3.3)	05/29/20

4.3	Amended and Restated Bylaws, effective May 28, 2020		Form 8-K (Exhibit 3.4)	05/29/20

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Friedman LLP, independent registered public accounting firm

23.3*	Consent of Plante & Moran, PLLC, independent registered public accounting firm

23.4	Consent of EisnerAmper LLP, independent registered public accounting firm	X

24.1*	Power of Attorney

99.1*	AYRO, Inc. 2020 Long-Term Equity Incentive Plan

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 12, 2020.

AYRO, INC.

By:	/s/ Rodney C. Keller, Jr.
Name:	Rodney C. Keller, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney C. Keller, Jr.	President, Chief Executive Officer and Director	August 12, 2020
Rodney C. Keller, Jr.	(Principal Executive Officer)

/s/ Curtis Smith	Chief Financial Officer	August 12, 2020
Curtis Smith	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	August 12, 2020
Joshua Silverman

*	Director	August 12, 2020
Mark Adams

*	Director	August 12, 2020
George Devlin

*	Director	August 12, 2020
Sebastian Giordano

*	Director	August 12, 2020
Zvi Joseph

*	Director	August 12, 2020
Greg Schiffman

* By:	/s/ Rodney C. Keller, Jr.
Rodney C. Keller, Jr.
As Attorney-in-Fact